Exhibit 99.1

         ProAssurance Raises $13 Million Through Placement of
                      Trust Preferred Securities

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--April 29, 2004--ProAssurance Corporation (NYSE:PRA) announced today that it has raised $13 million through a privately placed offering of trust preferred securities.
    The securities will mature in 30 years and will bear a floating interest rate equal to LIBOR plus 3.85%. The interest rate will be adjusted quarterly to reflect changes in LIBOR and can rise to no more than 12.5%. The securities are callable at par by the Company any time after five years from closing, and do not contain any early redemption rights for holders of the securities.
    The proceeds of the placement will be available for general corporate purposes. Current plans call for the majority of the funds to be used to ensure that the Company maintains adequate capital as its professional liability insurance business grows in 2004. ProAssurance's Chairman and Chief Executive Officer, A. Derrill Crowe, M.D., said, "The opportunities we see in our business require that we have the capital and flexibility to respond quickly. At this time, we believe this is the most efficient, cost-effective means of acquiring the amount of capital we need to support our current growth, without burdening our Company with excess debt. We'll continue to evaluate our need for additional capital as opportunities unfold during the year."
    A wholly-owned, specially-created subsidiary of ProAssurance is selling trust preferred securities to a pooling and securitization entity, Dekania CDO II, Ltd., which will place the pooled securities with institutional investors.

    About ProAssurance Corporation

    ProAssurance Corporation is a specialty insurer with almost $2.9 billion in assets and more than $740 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and its principal subsidiaries; Standard & Poor's assigns the Company's principal professional liability carriers a rating of "A-" ("Strong).

    Caution Regarding Forward Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon ProAssurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that convey the Company's view of future events and trends in the medical professional liability insurance marketplace are expressly designated as Forward Looking Statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2003. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that ProAssurance's objectives or plans will be realized. ProAssurance expressly disclaims any obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise, except as required by law.

    CONTACT: ProAssurance Corporation, Birmingham
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com
             www.ProAssurance.com